UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): November 21, 2008

Riptide Worldwide, Inc.

(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-130011	20-8514961
(Commission File Number)	(IRS Employer Identification No.)

200 East Palm Valley Drive, 2nd Floor, Oviedo, FL 32765

(Address of principal executive offices) (Zip Code)

(321)-296-7724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On November 21, 2008, Riptide Worldwide, Inc. (the “Company”) issued a $1,565,000 Convertible Subordinated Note (the “Note”) to Matrix Holdings, LLC, an entity controlled by the Company’s CEO, to evidence the relative positions of the Company and the lender as to $565,000, which was provided to the Company in the second quarter of 2008 and $1,000,000, which was provided to the Company in October 2008. In the Company’s September 30, 2008 financial statements included in the Company’s Form 10-Q filed on November 19, 2008, the Company reported $565,000 of the Note as a “pending issuance of Series C preferred stock”. This report updates that disclosure as the Note is not convertible into Series C preferred stock.

The maturity date of the Note is November 21, 2013 (the “Maturity Date”). The principal amount of the Note is payable as follows: (i) a payment of $300,000 is due on each of the first four anniversaries of the date of the Note and (ii) the remaining principal payment of $365,000 is due on the Maturity Date. Beginning on the date of the Note, interest shall accrue on the Note at a rate equal to the rate per annum reported from time to time in The Wall Street Journal or, if not so reported, the prime rate charged by one or more banks in the United States in connection with loans made to customers. Interest shall be paid in five annual installments commencing on the first anniversary of the date of the Note and shall be paid in common stock of the Company (“Common Stock”) at a price of $1.00 per share.

The holder of the Note has the right to cause the Note’s conversion to Common Stock at a price of $1.00 per share if the Company does not consummate the sale of a new class of equity securities in exchange for aggregate gross proceeds of at least $1 million (including any amounts received on conversion or cancellation of the Note) before the Maturity Date. If the Company does consummate such a sale before the Maturity Date, the Note shall be converted automatically into such new class of securities at the purchase price per share paid by investors for such securities.

The Note becomes immediately due and payable on certain defined events of default, including, without limitation, the Company’s dissolution, sale or bankruptcy, default of the Company under the Note or commencement of litigation that would substantially impair the ability of the Company to perform its obligations under the Note.

A copy of the Note is being filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The terms of the Note are set forth in Item 1.01 above and are incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Shell Company Transactions.

Not Applicable

(d) Exhibits.

10.1      Convertible Subordinated Note dated November 21, 2008 between Riptide Worldwide, Inc. and Matrix Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2008	RIPTIDE WORLDWIDE, INC.

	By:	/s/ FRANCIS E. WILDE
Francis E. Wilde
Chairman and CEO